Exhibit 4.1

NUMBER

LMI

COMMON STOCK

LogMeIn®

LogMeIn, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

CUSIP 54142L 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

LogMeIn, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:

Treasurer

LogMeIn, Inc. CORPORATE SEAL DELAWARE ★

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: JUNE 12, 2009 LOGMEIN, INC. TSB 32602 FC
SALES: CHARLES SHARKEY 302-731-7088	OPERATOR: AP
	R1

COLORS SELECTED FOR PRINTING: Logo prints black. Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT— Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRANS MIN ACT— Custodian (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated, Signature(s): NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed: The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: CHARLES SHARKEY 302-731-7088 PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: JUNE 12, 2009 LOGMEIN, INC. TSB 32602 BK OPERATOR: AP NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF